Exhibit 8.1

July 29, 2002

Equity Office Properties Trust
Two North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

     We have acted as counsel to Equity Office Properties Trust (“Equity Office”), a Maryland real estate investment trust, in connection with the issuance and sale of up to 9,200,000 of Equity Office’s series G cumulative redeemable preferred shares of beneficial interest, liquidation preference $25.00 per share, as more fully described in the prospectus supplement dated July 1, 2002, to the prospectus of Equity Office dated July 22, 1998, (the “Prospectus”) included in the registration statement of Equity Office on Form S-3 (the “Registration Statement”) filed by Equity Office with the Securities and Exchange Commission on July 22, 1998. In connection with such issuance and sale, you have asked us to provide you with our opinions regarding certain federal income tax matters related to Equity Office. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Prospectus.

Basis for Opinions

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statement (including the various SEC filings incorporated therein by reference); (2) the Third Amended and Restated Agreement of Limited Partnership of EOP

Equity Office Properties Trust
July 29, 2002

Operating Limited Partnership (“EOP Partnership”), dated as of July 2, 2001, as amended through the date hereof; (3) the Articles of Amendment and Restatement of Declaration of Trust of Equity Office dated as of July 9, 1997, as amended through the date hereof, (the “Declaration of Trust”) and, with respect to each series of Equity Office preferred shares of beneficial interest, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares; (4) the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships and limited liability companies in which EOP Partnership owns an interest; (5) the organizational documents and stock ownership records of BeaMetFed, Inc. (“BeaMetFed”) and of certain corporations in which EOP Partnership owns stock, directly or indirectly, including Equity Office Properties Management Corp. and its subsidiaries; (6) stock ownership information for Tenant Services Corp.; and (7) Equity Office’s report on Form 8-K that was filed with the Securities and Exchange Commission on June 27, 2002, which is incorporated by reference into the Prospectus (the “8-K”).

     In providing the opinions set forth in this letter, we have relied upon certain written representations of (i) Equity Office and EOP Partnership contained in a letter to us dated July 29, 2002, regarding the assets, operations and activities of Equity Office and EOP Partnership (which letter reconfirms to us certain representations made by the entities that merged into Equity Office in connection with its formation regarding the assets, operations and activities of such entities) and (ii) BeaMetFed contained in a letter to us dated July 29, 2002, regarding the assets, operations and activities of BeaMetFed (collectively, the “Management Representation Letters”).

     For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letters. We consequently have relied upon the representations in the Management Representation Letters. After reasonable inquiry, we are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to Equity Office, EOP Partnership, or any other person.

     Moreover, we have assumed, with your consent, that, insofar as relevant to the opinion set forth herein:

     (1)  Equity Office and EOP Partnership have been and will be operated in the manner described in the Management Representation Letters and the Registration Statement (including the 8-K and the other documents incorporated therein by reference);

     (2)  all of the obligations imposed by or described in the documents that we reviewed, including obligations imposed under the Declaration of Trust, have been and will continue to be performed or satisfied in accordance with their terms;

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July 29, 2002

     (3)  all representations made in the Management Representation Letters (and other information provided to us) are true, correct, and complete and will continue to be true correct and complete. Any representation or statement made in the Management Representation Letters “to the best of knowledge,” “to the knowledge,” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

     (4)  all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Opinions

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(1)	commencing with its taxable year ended December 31, 1997, Equity Office has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code and Equity Office’s proposed method of operation (as described in the Prospectus (including the 8-K and other documents incorporated therein by reference) and the Management Representation Letters) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(2)	the portions of the discussion in the Prospectus Supplement under the caption “Federal Income Tax Consequences” and of the discussion in the 8-K under the caption “Material Federal Income Tax Consequences” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

     We assume no obligation to advise you of any changes in our opinions subsequent to the date of this letter. Equity Office’s qualification and taxation as a REIT depend upon (i) the satisfaction in the past by the ZML REITs, Beacon Properties Corporation, Cornerstone Properties Inc., and Spieker Properties, Inc. all of which merged into Equity Office, of the requirements for qualification and taxation as a REIT; (ii) Equity Office’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership; and (iii) the satisfaction by BeaMetFed on a continuing basis, of the requirements for qualification and taxation as a REIT. Hogan & Hartson L.L.P. will not review Equity Office’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Equity Office’s operations, the sources of its income, the nature of its assets, the level of its distributions to

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July 29, 2002

shareholders, and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the reference to Hogan & Hartson L.L.P. under the caption “LEGAL MATTERS” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.